[SURBURBAN PROPANE LOGO]                                            NEWS RELEASE
                                                        Contact: Janice G. Sokol
                                                Vice President & General Counsel
                                           P.O. Box 206, Whippany, NJ 07981-0206
                                                             Phone: 973-503-9252

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FOR IMMEDIATE RELEASE

         SUBURBAN PROPANE PARTNERS, L.P. ANNOUNCES FAVORABLE VERDICT IN
                     HERITAGE PROPANE PARTNERS L.P. LAWSUIT

WHIPPANY, NEW JERSEY, OCTOBER 22, 2004 -- Suburban Propane Partners, L.P.
(NYSE:SPH), a marketer of propane gas, fuel oil and related products and services nationwide, today announced that a jury returned a unanimous verdict in
Suburban's favor on all of the claims that Heritage Propane Partners L.P.
("Heritage") had asserted against it in Heritage v. SCANA et al. As previously disclosed, Heritage had sued SCANA Corporation ("SCANA") and Suburban in state court in South Carolina following Suburban's acquisition of SCANA's propane assets in 1999.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey,
Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,100,000 residential, commercial, industrial and agricultural customers through more than 370 customer service centers in 35 states.